DECORIZE, INC.
SECONDED AMENDED AND RESTATED PROMISSORY NOTE

$277,160.01	Springfield, Missouri
April 28, 2008

FOR VALUE RECEIVED, the undersigned, Decorize, Inc., a Delaware corporation (hereinafter “Borrower”), hereby promises to pay to the order of James K. Parsons (hereinafter “Creditor”), the principal sum of Two Hundred Seventy Seven Thousand One Hundred Sixty and 01/100 Dollars ($277,166.01), with interest thereon from the date hereof at a rate per annum that is one and a quarter percent (1.25%) in excess of the prime rate of Liberty Bank from time to time (the “Prime Rate”), said rate to change as and when said Prime Rate changes, on the terms set forth below.

This Second Amended and Restated Promissory Note (this “Note”) is issued in replacement of and substitution for that Amended Promissory Note in the original principal amount of $609,467.69, issued on May 5, 2006 (the “Existing Note”), which was issued in replacement of and substitution for that certain Promissory Note in the original principal amount of $925,000.00, issued on June 15, 2001 (the “Original Note”). Upon issuance of this Note, the Existing Note shall be of no further force or effect, and shall be deemed amended and restated in its entirety by this Note.

All payments received with respect to this Note shall first be applied to principal, and the remainder shall be applied to interest accrued on the principal balance.

Beginning on May 2, 2008 and every two weeks thereafter, Borrower shall make equal installment payments to Creditor of $4,038.46 until the earlier of (1) such time as the entire balance of unpaid principal, plus all accrued interest thereon has been paid in full or (2) July 31, 2010 (the “Maturity Date”). On the Maturity Date the remaining balance of unpaid principal, if any, plus all unpaid accrued interest thereon, if any, shall become immediately due and payable.

Borrower hereby waives presentment, demand for payment, notice of dishonor, and all other notices and demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

Should any of the following events occur (an “Event of Default”) Borrower shall be in default hereunder: (a) if a payment of principal of, or interest accrued on, this Note is not paid when same becomes due; provided, however, that an Event of Default shall not be deemed to have occurred until the expiration of a sixty (60) day period commencing on the date written notice is delivered to Borrower of such non-payment; or (b) if Borrower (i) shall voluntarily suspend the transaction of its business or if Borrower shall make a general assignment for the benefit of creditors, (ii) shall be adjudicated a bankrupt, or shall file a voluntary petition in bankruptcy or for a reorganization or to effect a plan or other arrangement with its creditors, or if the Borrower shall file an answer to a creditor’s petition or other petition against it (admitting the material allegations thereof) for an adjudication in bankruptcy or for a reorganization, or (iii) shall apply for or permit the appointment of a receiver, trustee, or custodian for any substantial portion of its properties or assets; or (c) if bankruptcy, reorganization or liquidation proceedings are instituted against Borrower and remain undismissed for ninety (90) days.

In the event of default, Borrower agrees to pay all costs of collection, including a reasonable attorney fee, if this Note is placed in the hands of an attorney for collection or if suit is filed hereon.

Borrower shall have the privilege of making cash payments in addition to those called for in this Note at any time without penalty.

Payments on this Note shall be paid to Creditor at 1938 E. Phelps, Springfield, Missouri 65802, or such other address as he or any other holder of this Note may direct in writing.

Pursuant to RSMo. § 432.045, the Creditor hereby gives the following notice to the Borrower:

“Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect you (borrower) and me (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.”

IN WITNESS WHEREOF, the Borrower, by its duly authorized officer, and the Creditor have executed this Note as of the date first set forth above.

Borrower		Creditor
Decorize, Inc.		James K. Parsons

By:	/s/ Steve Crowder	/s/ James K. Parsons
Name: Steve Crowder
Title: President